EX-10.1

LICENSE AGREEMENT WITH STITCH FREE TECHNOLOGY, INC.


                                LICENSE AGREEMENT

                                     BETWEEN

              STITCH FREE TECHNOLOGY, INC. AND FREEDOM SURF, INC.

                           EFFECTIVE DATE: May 1, 2000


This license agreement ("Agreement") is made as of May 1, 2000 between Stitch Free Technology, Inc. a California corporation ("SFT") and Freedom Surf, Inc., a Nevada corporation ("FREEDOM").

         RECITALS

         A. SFT has developed certain know-how, processes and procedures related to the manufacture of wetsuits, collectively referred to as "Stitch Free Technology" (defined below).

         B. FREEDOM is currently developing a surf brand and is desirous of securing an exclusive license to use the Stitch Free Technology to manufacture wetsuits for the North American market.

                                    AGREEMENT


In consideration of the mutual covenants contained in this agreement the parties agree as follows:

1.       DEFINITIONS

"BONDING AGENT" means a chemical used to adhere two same or different types of materials.

"INTELLECTUAL PROPERTY" all trademarks, patents, know-how, proprietary processes and information related to the business of SFT, including but not limited to the STITCH FREE TECHNOLOGY.

"STITCH FREE" means any seam joined without the use of stitching.

"STITCH FREE TECHNOLOGY" means the technology developed by SFT to join neoprene, rubber and or synthetic materials utilizing specialized adhesives or "SPECIAL BONDING AGENTS" as defined herein.

"SPECIAL BONDING AGENT" means SFT's proprietary BONDING AGENTs as they currently exist plus any new or modified BONDING AGENT developed by SFT during the term of this AGREEMENT.

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"SURF WETSUITS" means wetsuits and accessories (such as booties and gloves)
specifically designed to be used in the sport of surfing, boogie-boarding and other surface ocean sports.

2.       LICENSE

Upon receipt of the Initial Payment defined in section 3.0 and subject to the continuing terms and conditions of this agreement SFT grants FREEDOM an exclusive, non-transferable worldwide license to use the STITCH FREE TECHNOLOGY in the manufacture of SURF WETSUITS. SFT further grants FREEDOM the right to display the trademarks "STITCH FREE" on products manufactured using the technology.

2.1      LICENSE RESTRICTIONS

Except as specifically granted in this Agreement SFT owns and retains all right, title and interest in all information, data, content, software or other intellectual property provided by SFT to FREEDOM in connection with the STITCH FREE TECHNOLOGY. The Agreement does not transfer ownership rights of any description in SFTs intellectual property to FREEDOM or to any third party. FREEDOM will utilize the SFT only for the purpose of manufacturing SURF WETSUITS as defined herein. FREEDOM agrees not to modify, reverse engineer or otherwise copy any intellectual property of SFT, or to intentionally create derivative products or processes based on such intellectual property. FREEDOM agrees not to provide any information or sub- license any of the SFT to any other person or entity other than as contemplated by this Agreement or to make any other use of the SFT. FREEDOM agrees to display SFT copyright and trademark notices as stated herein and to take other steps necessary to protect SFT intellectual property rights as specified herein.

3.0      PAYMENT

In consideration of the granting of a license as defined herein FREEDOM will pay SFT as follows:

Upon the execution of this Agreement FREEDOM shall deliver to SFT an Initial Payment of 1,000,000 (one million) shares in FREEDOM SURF. SFT understands that such shares shall fall under Rule 144 and be restricted from sale for a period of 12 months from the date of issuance.

Starting in the second year of the Agreement and continuing through the life of the Agreement, FREEDOM shall pay to SFT an annual royalty equal to 5% (five percent) of the total revenue derived from the sale of products using STITCH FREE TECHNOLOGY or $1,000,000 (one million dollars) whichever is greater. This royalty fee shall be paid quarterly and shall be considered receivable on the last day of each quarter. FREEDOM is exempt from paying any royalty for the first 12 months of this Agreement.

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FREEDOM shall pay SFT 25% (five percent) of all revenues derived from sub-licensing the SFT. Each sub-licensing agreement must be reviewed and approved by SFT prior to signing by any licensee. SFT reserves the right to deny or cancel any sub-licensee contract for any reason it deems appropriate and necessary to protect the STITCH FREE TECHNOLOGY and fully develop the international market for SFT. FREEDOM may only sublicense the SFT for the specific purposes of manufacturing SURF WETSUITS as defined herein. FREEDOM agrees to include performance clauses or minimum royalty payments in all sub-licensee agreements.

4.0      FIRST RIGHT OF REFUSAL

Should SFT decide to sell the STITCH FREE TECHNOLOGY outright to a third party, FREEDOM would have 14 days to make a counter offer to purchase the STITCH FREE TECHNOLOGY outright. Such an offer would have to be in writing. Acceptance or rejection of such offer by SFT would be in writing within 14 days of receipt of the counter offer by FREEDOM.

5.0      AUDIT RIGHTS

FREEDOM agrees to maintain accurate and timely records of all sales of products using STITCH FREE TECHNOLOGY and to provide regular monthly and quarterly reports to SFT detailing unit sales and revenues by product, region, sub-licensee and any other reasonable information requested by SFT for the purpose of evaluation.

SFT may inspect the accounting records of FREEDOM in a manner that does not unreasonably interfere with FREEDOMs business activities. Should SFT use an independent auditing firm for such inspection such firm may be required to sign an agreement protecting the confidentiality of FREEDOM's business and shall be authorized only to report information related to Royalties due and payable.

FREEDOM agrees that upon receiving a written request from SFT for an audit it will allow the auditors access to the records requested within a 14 day period of such request and use their best reasonable efforts to assist such auditors. Requests for audits by SFT shall not occur more than twice per calendar year.

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If the auditors discover any discrepancies in royalty payments by FREEDOM to SFT such differences shall be due and payable to SFT within 7 days of such discovery.

6.0      TERM

The term ("Term") of the agreement is five (5) years from the Effective Date. The Agreement will renew automatically for additional one (1) year terms unless either party notifies teh other in writing at least ninety (90) days before the expiration of the term or renewal term of it's desire to terminate the Agreement.

7.0      TERMINATION

Either party has the right to terminate the Agreement as follows:

         a) By either party for any material breach of this contract that is not cured within ninety (90) days of the other party receiving written notice of such breach.

         b) By either party should (a) a substantial portion of the assets of the other party be turned over to an assignee for the benefit of creditors or to a receiver or a trustee in bankruptcy.

         c) By SFT should FREEDOM be subject to a hostile takeover by a third party.


         d) By SFT should FREEDOM fail to make royalty payments pursuant to this agreement.

7.1      RIGHTS UNDER TERMINATION

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7.11     SFT RIGHTS ON TERMINATION

On termination, (a) all rights granted to FREEDOM cease and FREEDOM agrees to use all commercially reasonable efforts to, which shall in no event extend more than ninety (90) days from the date of termination, to cease all use and production using the SFT INTELLECTUAL PROPERTY and (b), FREEDOM will promptly return all documents and materials related to the INTELLECTUAL PROPERTY of SFT to SFT, or destroy all copies in its possession. SFT has and reserves all rights and remedies that is has by operation of law or otherwise to enjoin the unlawful or unauthorized use of the SFT INTELLECTUAL PROPERTY.

7.12     FREEDOM RIGHTS UPON TERMINATION

FREEDOM shall have the right to complete reasonable manufacturing batches currently in process and to distribute such products to the market pursuant to the terms and conditions of this contract. Once all production batches in process at the moment of termination have been completed, all production will cease and FREEDOM agrees to cease all further production of products using the SFT INTELLECTUAL PROPERTY as detailed above.

7.2      SURVIVAL UPON TERMINATION

Upon termination of this Agreement sections of this Agreement relating to confidentiality and indemnity will survive termination or expiration of this Agreement.

8.0      TECHNICAL SUPPORT AND PRODUCT IMPROVEMENTS

SFT will provide technical support and information on any SFT product improvements to FREEDOM for the duration of this agreement. FREEDOM and SFT agree to work closely to monitor product performance and to assist eachother in making improvements where required in the BONDING AGENTs and manufacturing processes used in the STITCH FREE TECHNOLOGY. Both parties agree that any product improvements or process improvements enure to the benefit of SFT and become part of the SFT INTELLECTUAL PROPERTY. Should FREEDOM desire to make any changes or proposed improvements to the way in which STITCH FREE TECHNOLOGY is used in manufacturing wetsuits it will immediately notify SFT in writing of such proposed changes and allow SFT to evaluate such proposed improvements or modifications. SFT agrees to use it's best efforts to evaluate such proposed modifications within a reasonable period of time so as to allow FREEDOM the opportunity to incorporate any approved changes as soon as reasonably possible.

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9.0      INFRINGEMENT INDEMNITY

SFT agrees to indemnify, defend and hold FREEDOM harmless from and against any claims, actions or demands alleging that all or any part of the SFT INTELLECTUAL PROPERTY infringes any United States patent, copyright, trademark or other United States intellectual property right of a third party. If use of the SFT INTELLECTUAL PROPERTY is permanently enjoined for any reason SFT, at SFT's option and sole discretion, may (a) modify the SFT INTELLECTUAL PROPERTY so as to avoid infringement or (b) procure the right for FREEDOM to continue to use and reproduce the INTELLECTUAL PROPERTY or (c) terminate this agreement, in which case FREEDOM shall be given a refund of a prorated amount of the payment indicated in section 3.0 of this agreement, not including any royalties paid or due and payable through the date of termination. SFT shall hav no obligation under this section of the Agreement for or with respect to claims, actions or demands alleging infringement that arise solely as a result of, (i) the combination of non-infringing items supplied by FREEDOM combined with infringing items not supplied by SFT, or (ii) modification of the SFT INTELLECTUAL PROPERTY by FREEDOM without the prior written consent of SFT or, (iii) continued alleged infringing activity by FREEDOM after FREEDOM has been notified by SFT to cease activity pursuant to this agreement.

OTHER INDEMNITY

Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims,losses, costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from the Indemnifying Party's acts, omissions or misrepresentations. The Indemnified Party shall (i) give the Indemnifying Party notice of the relevant claim, (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) give the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

LIMITATION ON LIABILITY

EXCEPT IN THE EVENT OF A BREACH OF A LICENSE GRANT BY LICENSEE, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT IN THE EVENT OF A BREACH OF A LICENSE GRANT, A FAILURE TO PAY FEES, OR AN INDEMNITY CLAIM, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID BY FREEDOM TO SFT UNDER THIS AGREEMENT.

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10.0     PRESS RELEASES

The parties may issue press releases announcing the Agreement. The parties agree that any such press releases shall acknowledge that the Service is based on technology licensed from SFT. Each party, agrees to obtain the permission of the other, which shall not be unreasonably withheld, BEFORE RELEASING PRESS RELEASES OR OTHER FORMS OF PROMOTION THAT MENTION THE OTHER IN REGARDS TO THIS AGREEMENT, except that each party may use specific information previously approved for public release by the other, without further approval. Neither party shall disclose the terms and conditions of this Agreement to any, third party, including, but not limited to, any information relating to the royalties or fees paid by FREEDOM to Licensor pursuant to this Agreement except as required by law.

11.0     GENERAL PROVISIONS

GOVERNING LAW

This Agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles. Both parties agree that the Agreement shall be interpreted as if the actions within the Agreement where performed within the State of New York.

CONFIDENTIALITY

All disclosures of proprietary and/or confidential information in connection with this Agreement or the transaction contemplated by this Agreement shall be governed by the terms of the Corporate Disclosure Agreement previously executed by the parties, a copy of which is attached as Exhibit A to this Agreement.

ASSIGNMENT

Neither party may assign this Agreement, or any part of this Agreement, without the prior written consent of the other party., except that this Agreement may be assigned by either party, without the other party's consent, to an entity acquiring all or substantially all of the outstanding shares of the assigning party's stock or all or substantially all of the assigning party's assets.

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SEVERABILITY; HEADINGS

If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

FORCE MAJEURE

If performance hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a party, the party, so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference.

INDEPENDENT CONTRACTORS

The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor- franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

COMPLIANCE WITH LAWS

At its own expense, each party shall comply with all applicable laws, regulations, rules, ordinances and orders regarding its activities related to this Agreement.

NOTICE

Any notices hereunder shall be given to the appropriate party, at the following addresses or at such other address as the party shall specify, in writing.

FOR SFT                                     FOR FREEDOM
P.O. Box 131                                207 W. 138th St.
Huntington Beach, CA 92647                  Los Angeles, CA 90061
Attn: Legal Department                      Attn: Legal Department

Notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, 5 days after the date of mailing.

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ENTIRE AGREEMENT, AMENDMENT AND WAIVER

This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. It may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same agreement. A facsimile copy of this Agreement, including the signature pages, will be deemed to be an original.

IN WITNESS WHEREOF, SFT and FREEDOM have executed this License Agreement as of the Effective Date.

STITCH FREE TECHNOLOGY, INC.                         FREEDOM SURF, INC.

By: s/Todd Ashment                                   By: Raece Richardson
Todd Ashment                                         Raece Richardson
President                                            President



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